UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2020

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Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 13, 2020, Citius Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Myron Czuczman, M.D. (the “Employment Agreement”), which was effective as of July 14, 2020. In exchange for his services as the Company’s Executive Vice President, Chief Medical Officer, Mr. Czuczman will receive an annual base salary of $400,000 and he will be eligible for an annual bonus of up to 35% of his annual base salary at the discretion of the Company’s Chief Executive Officer and Board of Directors. Mr. Czuczman will also be entitled to participate in the Company’s then-current benefit plans that the Company may establish for similarly situated employees.

Mr. Czuczman will also be granted an option to purchase 500,000 shares of the Company’s common stock (the “Options”) under the Company’s 2020 Omnibus Stock Incentive Plan. The exercise price of the Options will be the fair market value of the Company’s common stock on the date of grant. One-third of the Options will vest on the first anniversary of the Employment Agreement and the remainder will vest in 24 equal monthly installments thereafter, subject to Employee’s continued employment on the applicable vesting dates.

Under the Employment Agreement, Mr. Czuczman’s employment will be at will and continue until terminated by either party. If the Company terminates Mr. Czuczman’s employment without Cause, or Mr. Czuczman resigns for Good Reason within 12 months following a Change in Control, then conditioned upon Mr. Czuczman executing a release following such termination, Mr. Czuczman will receive (i) an amount of pay equal to his then-current base salary, less applicable taxes and withholdings over a period of 12 months following the date of termination, (ii) a pro-rated portion of his annual bonus based on his date of termination, and (iii) certain benefits for a period of up to 12 months following the effective date of termination.

The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Capitalized terms appearing above and not otherwise defined have the meaning set forth in the Employment Agreement. A copy of the press release issued by the Company on July 14, 2020 is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: July 14, 2020	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer